Exhibit 99.1

Press Release | For Distribution

Zix Acquires the Assets of Email Security Provider DeliverySlip

Acquisition Expands Company’s Product Suite and Customer Base, Delivers Cost Savings, and Creates Additional Cross-Selling Opportunities

DALLAS — May 8, 2019 — Zix Corporation (Zix) (NASDAQ: ZIXI), a leader in email security, has acquired the assets of Cirius Messaging Inc. and wholly owned subsidiary, DeliverySlip Inc. related to the DeliverySlip product. DeliverySlip is a provider of email encryption, e-signatures and secure file sharing solutions. Total cash consideration for the transaction is $14 million, payable in various stages between closing and October 2020. The asset acquisition immediately improves the margin profile of the business by eliminating the third party royalty payable by AppRiver to DeliverySlip. In addition, it will add large file transfer capabilities to Zix’s email security suite, as well as additional customers, cost savings, and cross-selling opportunities.

“With more than 90% of DeliverySlip’s revenue coming from AppRiver, we recognized the importance of executing this acquisition to eliminate any potential disruption to our partners and customers and to drive further cost savings and cross-selling opportunities,” said David Wagner, Zix’s Chief Executive Officer. “In addition to the cost savings of eliminating third-party royalties for the DeliverySlip solutions, the acquisition will enable our partners and customers to move forward with one comprehensive suite of email security solutions that will be integrated over time. It further provides an opportunity to generate higher attach rates with the cross-sell of large file transfer and document signing solutions to Zix’s installed base. Not including potential cross-selling opportunities, we expect the transaction to add approximately $2 million of adjusted EBITDA in 2020.”

DeliverySlip serves 5 million+ users across 11,000+ organizations worldwide. With a particular focus on compliance-oriented industries, DeliverySlip has built a robust data protection platform encompassing emails, large files, web forms, apps, and electronic signatures and approvals.

About Zix Corporation

Zix Corporation (Zix) is a leader in email security. Trusted by the nation’s most influential institutions in healthcare, finance and government, Zix delivers a superior experience and easy-to-use solutions for email encryption and data loss prevention, advanced threat protection, unified information archiving and bring your own device (BYOD) mobile security. Focusing on the protection of business communication, Zix enables its customers to better secure data and meet compliance needs. Zix is publicly traded on the Nasdaq Global Market under the symbol ZIXI. For more information, visit www.zixcorp.com.

Press Release | For Distribution

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Zix Company Contact Geoff Bibby (214) 370-2241 gbibby@zixcorp.com	Zix Investor Contact Matt Glover and Najim Mostamand, CFA Liolios Group, Inc. (949) 574-3860 ZIXI@liolios.com

Statements in this release that are not purely historical facts or that necessarily depend upon future events, including statements about forecasts of sales, revenue, earnings or earnings per share, potential benefits of acquisitions and strategic relationships, or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements are based upon information available to Zix on the date this release was issued. Zix undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including but not limited to risks or uncertainties related to the completion and integration of acquisitions, the effects of our debt and equity financing transactions, year-end adjustments to previously reported preliminary unaudited financial information, market acceptance of both existing and new Zix solutions, changing market dynamics resulting from technological change, innovation and continuing customer migration to the cloud, changes in the competitive ecosystem, and how privacy and data security laws may affect demand for Zix data protection solutions. Zix may not succeed in addressing these and other risks. Further information regarding factors that could affect Zix financial and other results can be found in the risk factors section of Zix’s most recent annual report on Form 10-K and quarterly report on Form 10-Q, each as filed with the Securities and Exchange Commission, as those risk factors may be supplemented in subsequent filings.